OPERATING AGREEMENT
                                       OF
                           ARIZONA HEART HOSPITAL, LLC



















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                               OPERATING AGREEMENT
                                       OF
                           ARIZONA HEART HOSPITAL, LLC
                      An Arizona Limited Liability Company


         THESE SECURITIES ARE BEING ISSUED PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933 AND THE ARIZONA SECURITIES ACT IN RELIANCE UPON THE REPRESENTATION OF EACH PURCHASER OF THE SECURITIES THAT THE SAME ARE BEING ACQUIRED FOR INVESTMENT PURPOSES. THESE SECURITIES MAY ACCORDINGLY NOT BE RESOLD OR OTHERWISE TRANSFERRED OR CONVEYED IN THE ABSENCE OF REGISTRATION OF THE SAME PURSUANT TO THE APPLICABLE SECURITIES LAWS UNLESS AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY IS FIRST OBTAINED THAT SUCH REGISTRATION IS NOT THEN NECESSARY. ANY TRANSFER CONTRARY HERETO SHALL BE VOID.


         THIS OPERATING AGREEMENT (the "Agreement") of Arizona Heart Hospital, LLC (the "Company"), an Arizona Limited Liability Company is made and entered into as of the 6th day of January, 1997, by and among the Company and AHH Management, Inc., a North Carolina corporation ("AHH Management"), as a Member and each of the other parties identified on Schedule A as Members (the "Investor Members").


                                    RECITALS

         1. The Company has been formed to develop, own and operate an acute care hospital which hospital shall be located in or near Phoenix, Arizona and shall specialize in all aspects of cardiology and cardiovascular care and surgery which AHH Management and the Investor Manager may agree upon;


         2. It is intended that the hospital will be a low-cost, high quality provider of medical services within the Phoenix metropolitan area in a manner which is consistent with the national health care policy of lowering the costs of health care;

         3. The capital contributions and active involvement of the Investor Members are necessary to enable the Company to achieve its objectives.

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                                    ARTICLE I

                                   DEFINITIONS

         As used in this Agreement, the following terms shall have the following definitions (unless otherwise expressly provided herein).

         I.1 "Act" shall mean the Arizona Limited Liability Company Act, as in effect in Arizona (or any corresponding provisions of succeeding law).

         I.2 "Adjusted Capital Account" means, with respect to any Member or Economic Interest Owner, such Person's Capital Account (as defined below) as of the end of the relevant Fiscal Year increased by any amounts which such Person is obligated to restore, or is deemed to be obligated to restore pursuant to the next to last sentences of Regulations Section 1.704-2(g)(1) (share of minimum gain) and Regulations Section 1.704-2(i)(5) (share of member nonrecourse debt minimum gain) and decreased by the items described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

         I.3 "Affiliate" with respect to a Person, (i) any relative of such Person; (ii) any officer, director, trustee, partner, manager, employee or holder of ten percent (10%) or more of any class of the outstanding voting securities or of an equity interest of such Person; or (iii) any corporation, partnership, limited liability company, trust, or any officer, director, trustee, partner, manager, employee or holder of ten percent (10%) or more of the outstanding voting securities or of an equity interest of any corporation, partnership, limited liability company, trust or other equity, controlling, controlled by, or under common control with such Person.

         I.4 "Agreed Value" shall mean with respect to any noncash asset of the Company an amount determined and adjusted in accordance with the following provisions:

                  (a) The initial Agreed Value of any noncash asset contributed to the capital of the Company by any Member shall be its gross fair market value, as agreed to by the contributing Member and the Company.

                  (b) The initial Agreed Value of any noncash asset acquired by the Company other than by contribution by a Member shall be its adjusted basis for federal income tax purposes.

                  (c) The initial Agreed Values of all the Company's noncash assets, regardless of how those assets were acquired, shall be reduced by depreciation or amortization, as the case may be, determined in accordance with the rules set forth in Regulations Section 1.704-1(b)(2)(iv)(f) and (g).

                  (d) The Agreed Values, as reduced by depreciation or amortization, of all noncash assets of the Company, regardless of how those assets were acquired, shall be adjusted from time to time to equal their gross fair market values, as agreed to by the Members in writing, as of the following times:


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                                 (i)  the  acquisition of a Membership  Interes
                  or an additional Membership Interest in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution;

                                (ii) the distribution by the Company of more than a de minimis amount of money or other property as consideration for all or part of a Membership Interest in the Company; and

                               (iii)  the  termination of  the Company for
                  federal  income  tax  purposes pursuant to Code Section 708(b)
                  (1)(B).

         If, upon the occurrence of one of the events  described in (i), (ii) or
(iii) above the Members do not agree in writing on the gross fair market values of the Company's assets, it shall be deemed that the fair market values of all the Company's assets equal their respective Agreed Values immediately prior to the occurrence of the event and thus no adjustment to those values shall be made as a result of such event.

         I.5 "Agreement" shall mean this Operating Agreement, as amended from time to time.

         I.6 "AHI" shall mean the Arizona Heart Institute, Ltd.

         I.7 "Articles of Organization." The Articles of Organization of the Company, as filed with the Secretary of State of Arizona as the same may be amended from time to time.

         I.8 "Capital Account" shall mean with respect to each Member or assignee an account maintained and adjusted in accordance with the following provisions:

                  (a) Each Person's Capital Account shall be increased by Person's Capital Contributions, such Person's distributive share of Profits, any items in the nature of income or gain that are allocated pursuant to the Regulatory Allocations and the amount of any Company liabilities that are assumed by such Person or that are secured by Company property distributed to such Person.

                  (b) Each Person's Capital Account shall be decreased by the amount of cash and the Agreed Value of any Company property distributed to such Person pursuant to any provision of this Agreement, such Person's distributive share of Losses, any items in the nature of loss or deduction that are allocated pursuant to the Regulatory Allocations, and the amount of any liabilities of such Person that are assumed by the Company or that are secured by any property contributed by such Person to the Company.

         In the event any Membership Interest is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred Membership Interest.
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       In the event the  Agreed  Values of the  Company  assets  are  adjusted pursuant to the definition of Agreed Value contained in this Agreement, the Capital Accounts of all Members shall be adjusted simultaneously to reflect the aggregate adjustments as if the Company recognized gain or loss equal to the amount of such aggregate adjustment.

         The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such regulations. In the event AHH Management shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto, are computed to comply with such Regulation, AHH Management may make such modification, provided that it is not likely to have a material effect on the amounts distributable to any Member pursuant to Articles VI or VII hereof upon the dissolution of the Company. In the event AHH
Management shall determine such adjustments are necessary or appropriate to comply with Regulations Section 1.704-1(b)(2)(iv), AHH Management shall adjust the amounts debited or credited to Capital Accounts with respect to (i) any property contributed by the Members or distributed to the Members and (ii) any liabilities secured by such contributed or distributed property or assumed by the Members. AHH Management shall also make any other appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b). In the event any Membership Interest in the Company is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred Membership Interest.

         I.9 "Capital Contribution" shall mean with respect to any Member, the amount of money and the initial Agreed Value of any property (other than money) contributed to the Company with respect to the Membership Interest of such Member.

         I.10 "Cash Distributions" shall mean net cash distributed to Members resulting from Cash Flow from Operations or Cash from Sales or Refinancing, but shall not include cash distributed to AHH Management as its Management Fee for services or any amount in repayment of loans made by the Members to the Company.

         I.11 "Cash Flow from Operations" shall mean net cash funds provided from operations of the Company or investment of any Company funds, without deduction for depreciation, but after deducting cash funds used to pay or establish a reserve for expenses, debt payments, capital improvements, and replacements and for such other items as AHH Management reasonably determines to be necessary or appropriate.

         I.12 "Cash from Sales or Refinancing" shall mean the net cash proceeds received by the Company from or as a result of any Sale or Refinancing of property after deducting (i) all expenses incurred in connection therewith, (ii) any amounts applied by AHH Management in its sole and absolute discretion toward the payment of any indebtedness and other obligations of the Company, including payments of principal and interest on mortgages, (iii) the payment of any other expenses or amounts owed by the Company to other parties, and (iv) the establishment of any reserves reasonably deemed necessary by AHH Management. If the proceeds of any Sale or Refinancing are paid in more than one installment, each such installment shall be treated as a separate Sale or Refinancing for the purposes of this definition.
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

         I.13 "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time. Any reference herein to a specific section(s) of the Code shall be deemed to include a reference to any corresponding provision of future law.

         I.14 "Company" shall refer to Arizona Heart Hospital, LLC, which shall be created upon the filing of the Articles of Organization with the Office of the Secretary of State of Arizona, to be operated under the name Arizona Heart Hospital, an Arizona limited liability company, and to continue under this Agreement, as amended from time to time.

         I.15 "Economic Interest" shall refer to that portion of the Membership Interest of a Member in the economic rights and benefits of the Company, including but not limited to all Profits, Losses and Cash Distributions. Such an Economic Interest will be measured by an amount equal to the percentage of the Member's percentage Membership Interest in the Company as the same may be adjusted from time to time.

         I.16 "Economic Interest Owner" shall mean a Person who has validly acquired a Member's Economic Interest as permitted under this Agreement but who has not become a Member. Such Person shall be entitled to the allocations of Profits and Losses and Cash Distributions under Article VI and VII to which the previous owner of the Economic Interest would have been entitled had such previous owner retained the Economic Interest. Unless and until such Economic Interest Holder is admitted as a Substitute Member, it shall be a mere assignee of a Member.

         I.17 "Entity" shall mean any general partnership, limited partnership, limited liability company, corporation, joint venture, trust, business trust,
cooperative   or   association   or  any  foreign  trust  or  foreign   business
organization.

         I.18 "Equipment" shall mean the appropriate equipment and supplies required from time to time in connection with the development and operation of the Hospital.

         I.19 "Fiscal Year" shall mean, with respect to the first year of the Company, the period beginning upon the formation of the Company and ending on the next September 30, with respect to subsequent years of the Company, the twelve month period beginning October 1 and ending September 30, and, with respect to the last year of the Company, the portion of the period beginning October 1 and ending with the date of the final liquidating distributions.

         I.20 "Hospital" shall have the meaning provided in Section 2.3 hereof.

         I.21 "Investor Manager" shall refer to the individual elected by Investor Members in accordance with Section 5.13 who shall serve as a Manager of the Company.

         I.22  "Investor   Members"  shall  mean  the  Members  other  than  AHH
Management listed on Schedule A attached hereto.

         I.23 "Majority Vote of Investor Members" shall refer to the affirmative vote, approval or consent of Investor Members holding a majority of the Membership Interests held by the Investor Members in the aggregate.

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
         I.24     Intentionally omitted.

         I.25 "Manager" or "Managers" shall refer to one or more managers designated pursuant to this Agreement. Pursuant to this Agreement and the Articles of Organization, no Member shall automatically be a manager by virtue of such Person's status as a Member. Subject to Section 11.1(g) hereof, the Managers of the Company shall be AHH Management and the Investor Manager. The powers, rights and duties of each Manager to manage the affairs of the Company are specified or designated in this Agreement.

         I.26 "Management Fee" shall mean the amounts payable to AHH Management pursuant to Article V for services rendered in managing the operations of the Company.

         I.27 "Material Agreement" shall refer to any binding agreement which may not be canceled upon less than ninety (90) days notice and which calls for the expenditure of funds, or involves an obligation for financing, in excess of One Hundred Thousand Dollars ($100,000.00) exclusive of agreements or obligations contemplated by any budget, development plan, financing or construction contract approved by the Managers or agreements incurred in the ordinary course of business such as employment agreements, purchases of supplies and routine services and the like.

         I.28 "Material Decision" shall refer to any decisions regarding approvals of the development and operating budgets for the Hospital, the selection of the site for the Hospital, the design of the Hospital, the selection of the Hospital's senior administrator, strategic planning, the execution of managed care contracts, the execution of exclusive contracts to provide physician services to the Hospital and the selection of items of Equipment the individual cost of which exceeds One Hundred Thousand Dollars ($100,000.00) or any other significant piece of medical Equipment which the Investor Manager specifically designates in writing as material.

         I.29 "Member" shall refer to the organizers of the Company and each of the members identified in the then applying Schedule A attached hereto and incorporated herein by this reference. To the extent a Manager has purchased a Membership Interest in the Company, such Person will have all the rights of a Member with respect to such Membership Interest, and the term "Member" as used herein shall include a Manager to the extent he has purchased such Membership Interest in the Company. If a Person is already a Member immediately prior to the purchase or other acquisition by such Person of an Economic Interest or Membership Interest, such Person shall have all the rights of a Member with respect to such purchased or otherwise acquired Membership Interest or Economic Interest, as the case may be.

         I.30 "Membership Interest" shall mean all of a Member's rights in the Company, including without limitation the Member's share of Profits, Losses, Cash Distributions and other benefits of the Company, any right to vote, any right to participate in the management of the business and affairs of the Company, including the right to vote on, consent to, or otherwise participate in any decision or action of or by the Members granted pursuant to this Operating Agreement or the Act. The percentage Membership Interest of each Member, their Capital Contributions and other related information shall be listed on the then applying Schedule A. The percentage Membership Interests generally shall be based upon the pro rata Capital Contribution of each Member.

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         I.31 "Organization Expenses" shall mean those expenses incurred, either by the Company or for which the Company has agreed to make reimbursement, in connection with the formation of the Company including such expenses as: (i) registration fees, filing fees, and taxes; and (ii) legal fees incurred in connection with any of the foregoing.

         I.32 "Person" shall mean any individual or Entity, and the heirs, executors, administrators, legal representatives, successors, and assigns of such individual or Entity where the context so permits.

         I.33 "AHH Management" shall refer to AHH Management, Inc., an Arizona corporation, who shall serve as a Manager of the Company.

         I.34 "Prime Rate" means the rate of interest as of the relevant day or time period as announced by the First Union National Bank, N.A. or its successor in interest from time to time as its prime or reference rate.

         I.35 "Profits and Losses" shall mean, for each Fiscal Year or other period, an amount equal to the Company's taxable income or loss for such year or period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(l) shall be included in taxable income or loss), with the following adjustments:

         (a) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses shall be added to such taxable income or loss;

         (b) Any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses, shall be subtracted from such taxable income or loss;

         (c) Gain or loss resulting from dispositions of Company assets shall be computed by reference to the Agreed Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Agreed Value.

         I.36 "Refinancing" means any borrowing incurred or made to recapitalize the Company or the equity investment in, or to refinance any loan used to finance the acquisition of property.

         I.37 "Regulations" shall mean rules, orders, and regulations issued pursuant to or under the authority of the Code and shall include revisions to and succeeding provisions as appropriate.

         I.38 "Regulatory Allocations" shall mean those allocations of items of Company income, gain, loss or deduction set forth on Schedule B and designed to enable the Company to comply with the alternate test for economic effect prescribed in Regulations Section 1.704-1(b)(2)(ii)(d), and the safe-harbor rules for allocations attributable to nonrecourse liabilities prescribed in Regulations Section 1.704-2.

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         I.39 "Sale" means the sale,  exchange,  involuntary  conversion  (other than a casualty followed by reconstruction), condemnation, or other disposition of property by the Company, except for dispositions of inventory items and personal property in the ordinary course of business and in connection with the replacement of such property.

         I.40 "Substitute Manager" shall mean a Manager who succeeds either AHH Management or the Investor Manager with all of the specific rights and powers of such Manager under this Agreement.

         I.41 "Substitute Member" shall mean an assignee of a Member who has been admitted to the Company and granted all the rights of a Member in place of his or her assignor pursuant to the provisions of this Agreement. A Substitute Member, upon his or her admission as such, shall replace and succeed to the rights, privileges, and liabilities of the Member from whom he or she acquired his or her interest in the Company, to the extent of the Economic Interest assigned.

         I.42 "Super-Majority Vote of Members" shall refer to the affirmative vote, approval or consent of Members holding sixty-seven percent (67%) of the Membership Interests in the aggregate.


                                   ARTICLE II

              FORMATION AND AGREEMENT OF LIMITED LIABILITY COMPANY

         II.1 Company Formation. The Company will be formed upon the execution by AHH Management and one other individual or entity on behalf of the Company of Articles of Organization which are then filed with the Secretary of State of Arizona in accordance with the provisions of the Act. AHH Management shall execute or cause to be executed all other such certificates or documents, and shall do or cause to be done all such filing, recording, or other acts, as may be necessary or appropriate from time to time to comply with the requirements of law for the continuation and/or operation of a limited liability company in the State of Arizona, and other documents to reflect the admission of additional Members to the Company. Any costs incurred by AHH Management in connection with the foregoing shall be reimbursed promptly upon the completion of such action.

         II.2 Name of Company. The name of the Company is Arizona Heart Hospital, LLC, an Arizona limited liability company.

         II.3 Purposes and Investment Objectives. The principal purposes of the Company are as follows:

                  (a) To develop, own and operate an acute care hospital specializing in all aspects of cardiology and cardiovascular care and surgery in Phoenix, Arizona (the "Hospital") which would include, but not be limited to, the following:

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
                               (i)  Services  and   facilities   to  meet  all
                  requirements of the State of Arizona, Medicare, JCAHO and other credentialing or licensing bodies or agencies in order to have the Hospital licensed as a general acute care hospital and to perform cardiology and cardiovascular surgical services of every type or nature and to be eligible to obtain appropriate reimbursements therefore;

                              (ii) Approximately seventy-four thousand (74,000) square feet in a building to be constructed in accordance with plans and specifications approved by the Company;

                             (iii) Approximately sixty (60) medical/surgical beds;

                              (iv) Three (3) heart catheterization laboratories with available space for one additional heart catheterization lab;

                               (v)  One (1) electrophysiology laboratory;

                              (vi) Three (3) heart surgical suites with space for the development of one additional heart surgical suite;

                             (vii)  All appropriate support services and
                  systems; and

                            (viii) Appropriate equipment and services with respect to the facilities described above and as otherwise reasonably necessary or appropriate for the diagnosis and treatment of cardiovascular disease, including but not limited to invasive and non-invasive cardiac testing, interventional treatment including percutaneous transluminal coronary angioplasty, electrophysiology and atherectomy, and cardiac surgery which would include, but not be limited to, bypass grafts, endovascular surgery and valve surgery;

                  The size, number and scope of facilities of the Hospital shall finally be determined by the Manager and the Investor Manager.

                  (b) To lease or acquire the real property, and if appropriate to construct a suitable building, in which the Hospital shall be located;

                  (c) Any other purpose reasonably related to (a) and (b) above.

         II.4 Registered Office; Agent. The registered office of the Company is 2632 North 20th Street, Phoenix, Arizona 85006. The statutory agent of the Company shall be MHVRB Service Corp. whose address is 3003 North Central Avenue, Suite 1200, Phoenix, Arizona 85012-2915. AHH Management shall promptly notify the Members of any changes in the principal place of business, the registered office, or the registered agent of the Company.

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         II.5 Commencement and Term. The Company shall commence on the filing of the Articles of Organization in the Office of the Secretary of State of Arizona, as required by Section 2.1 hereof, and shall continue until December 31, 2035, unless sooner terminated or dissolved as provided herein; provided, however, that the termination date may be extended for up to an additional forty (40) years in five (5) year increments upon the election of AHH Management. In the event AHH Management does not elect to extend the term hereof, the Investor Manager may instead elect to extend the term hereof, subject to AHH Management's consent.


                                   ARTICLE III

                        MEMBERS AND CAPITAL CONTRIBUTIONS

         III.1 Contributions of Members. The Members shall contribute capital as follows:

                  (a) AHH Management shall own a fifty-one percent (51%) Membership Interest in the Company and shall contribute to the Company for its Membership Interest One Million Five Hundred Thirty Thousand Dollars ($1,530,000.00).

                  (b) The Investor Members shall own in the aggregate a forty-nine percent (49%) Membership Interest and shall contribute to the Company for their Membership Interests an amount, in the aggregate, One Million Four Hundred Seventy Thousand Dollars ($1,470,000.00). The Membership Interests of the Investor Members shall be owned as shown on Schedule A attached hereto.

         The Members may be liable to the Company for amounts distributed to them as a return of capital as provided by the Act. The Members shall not be required to contribute any additional capital to the Company except as provided in Section 3.5. The final percentage Membership Interest of each Member shall be based on his/its pro rata Capital Contribution to the Company.

         III.2 Liability of Members - For Capital. The liability of each Member, as such, shall be limited to the amount of his agreed Capital Contribution as a Member.

         III.3 Members' Accounts and Withdrawals. An individual Capital Account shall be maintained for each Member in accordance with requirements of the Code and the Regulations. No Member shall be entitled to withdraw from the Company unless such right is expressly provided herein. No Member shall be entitled to make demand for withdrawal or redemption of any part of its Capital Account or to receive any distribution except as provided herein.

         III.4 Interest on Capital Contributions. No interest shall be paid to any Member based solely on its Capital Contributions or Capital Account. The preceding sentence shall not prevent the Company from earning interest on its bank accounts and investments and distributing such earnings to the Member in accordance with Articles VI and VII.

         III.5 Additional Funding. If from time to time, AHH Management reasonably determines that funds in addition to that contemplated by Sections
3.1 and 3.2 are necessary or appropriate for the development or operation of the Hospital, then:

                  (a) First, AHH Management shall use commercially reasonable efforts to borrow such funds from a bank or other lender on terms and conditions reasonably acceptable to AHH Management, or AHH Management may, but shall not be required, to loan such funds to the Company at the Prime Rate plus one percent (1%) per annum which loan shall be secured by the Company's assets. Interest shall be paid monthly in arrears and principal shall be repaid as the Company has funds available therefor. All loans obtained hereunder shall be subject to the approval of the Investor Manager which approval shall not be unreasonably withheld or delayed;

                  (b) Second, if loans as provided in (a) above are not available, AHH Management may request that the Members contribute additional capital to the Company pro rata according to their respective Membership Interests, provided however, such Capital Contributions shall be made only if AHH Management and the Investor Manager approve such Capital Contributions. If additional Capital Contributions are so approved, each Member may elect whether or not to contribute its pro rata portion thereof. The other Investor Members may elect to contribute capital not contributed by any Investor Member hereunder. AHH Management may then elect to contribute amounts which the Investor Members, in the aggregate, have not so contributed. Thereafter, AHH Management shall reasonably adjust the Membership Interest of each Member (taking into consideration the Capital Contributions made by the Members in accordance with this Section 3.5) in the event any Member elects not to contribute capital pursuant to a capital call approved in accordance with this Section 3.5;

                  (c) If funds are not available in accordance with (a) or (b) above, then AHH Management may elect to dissolve the Company.

         III.6 Guarantees. Except as expressly provided in Section 5.9(b) of this Agreement, the Investor Members shall not be required to provide personal guarantees of any indebtedness incurred by the Company in connection with the construction or operation of the Hospital or otherwise.


                                   ARTICLE IV

                     NAMES AND ADDRESSES OF INITIAL MEMBERS

         IV.1     The names and addresses of the Members are as follows:

                           Name                             Address

         o        AHH Management, Inc.            7621 Little Avenue, Suite 106
                                                  Charlotte, NC  28226

         o        See the Members listed on Schedule A attached hereto.

                                    ARTICLE V

                            MANAGEMENT OF THE COMPANY


         V.1 General Authority and Powers of Managers. Except as set forth in those provisions of this Agreement that specifically require the vote, consent, approval or ratification of the Members, the Managers shall have complete authority and exclusive control over the management of the business and affairs of the Company. Subject to the terms and conditions of this Agreement and except as otherwise provided herein, all Material Agreements and Material Decisions with respect to the business and affairs of the Company shall be approved or made by AHH Management and the Investor Manager in accordance with Section 5.16 hereof. No Member has the actual or apparent authority to cause the Company to become bound in any contract, agreement or obligation, and no Member shall take any action purporting to be on behalf of the Company. No Manager shall cause the Company to become bound to any contract, agreement or obligation, and no Manager shall take any other action on behalf of the Company, unless such matter has received the vote, consent, approval or ratification as required pursuant to this Agreement with respect to such matter or except as provided below with respect to the authority and actions of AHH Management.

         The day-to-day management of the business and affairs of the Company, including those agreements and decisions which are not Material Agreements or Material Decisions, shall be the responsibility of AHH Management, provided, however, decisions relating to medical and clinical practice at the Hospital including, without limitation, establishing standardized clinical pathways shall be made exclusively by the qualified medical personnel of the Hospital in accordance with the Hospital and medical staff bylaws. Subject in all cases to the foregoing, AHH Management shall have the right and the power, if, as, and when it, from time to time, deems necessary or appropriate on behalf of the Company, subject only to the terms and conditions of this Agreement:

                  (a) To negotiate and execute on behalf of the Company all documents, instruments and agreements reasonably necessary or appropriate to lease, acquire and/or construct the Hospital and/or the real property on which the Hospital is or will be located, and to borrow funds to finance such lease, acquisition and/or construction (it being acknowledged that the Hospital may be an existing building or may be a newly constructed building);

                  (b) To prepare a budget for the development of the Hospital and thereafter, annual operating budgets;

                  (c) To acquire the Equipment and enter into loans or other financing arrangements therefor;

                  (d) To handle the negotiation and execution of all such other agreements regarding the purchase of goods or services for the Hospital;
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

                  (e) To establish procedures for quality assurance, peer review and granting privileges to physicians with other specialties at the Hospital, subject to the terms of the Hospital and medical staff bylaws to be adopted for the Hospital. It is acknowledged and agreed that the establishment of an internal review board and of standards for physician credentialing shall be accomplished pursuant to the medical staff bylaws and appointment procedures of the Hospital in which the Investor Manager shall participate through his membership on the governing body of the Hospital and or the medical staff of the Hospital;

                  (f) To expend all or portions of the Company's capital and income in furtherance of or relating to the Company's business and purposes, including, but not limited to, payment of all ongoing operational expenses, payment of commissions, organization expenses, professional fees, rental fees, and management fees, and to invest in short-term debt obligations (including, but not limited to, obligations of federal and state governments and their agencies, commercial paper, and certificates of deposit of commercial banks, or savings banks or savings and loan associations) such of the Company's funds as are temporarily not required for the development or operation of the Company and the payment of Company obligations;

                  (g)  To  employ   or  retain  on  such   terms  and  for  such
         compensation as AHH Management may reasonably determine, such persons, firms, or corporations as AHH Management may deem advisable, including without limitation qualified medical and other employees necessary or appropriate to operate the Hospital, attorneys, accountants, financial and technical consultants, supervisory managing agents, insurance brokers, brokers and loan brokers, appraisers, architects and engineers, who may also provide such services to AHH Management, provided that the selection of the senior administrator of the Hospital shall be a Material Decision. It is further acknowledged and agreed that the Hospital shall include on the full-time staff a director of managed care/business development, two admission coordinators, two clinical coordinators, ACT program, two research nurses, a vice president-clinical services, a vice president-finance, a vice president-managed care, a catheterization laboratory director, catheterization laboratory nurses and technicians, an operating room director, operating room nurses and technicians, a half-time director of professional relations and referral coordinator and a quarter-time medical writer and director of marketing, the selection, retention, removal and compensation of which personnel shall be Material Decisions;

                  Either of the Managers may initiate the process to determine whether or not the employment of any of the above individuals shall be terminated by providing to the other a written report which documents the reasons why the individual's performance is materially deficient and includes a recommended course of action for the Company to take. With the consent of the non-initiating Manager, which consent shall not be unreasonably withheld, the Manager shall cause the Company to take such recommended action; provided, such action shall be consistent with the established disciplinary procedures of the Company with respect to employees, which include any procedures set forth in any employee handbooks or manuals; provided, further the actions must be consistent with the obligations of the Company under any contracts or agreements to which it is a party, including agreements with the individual in question and with applicable law.

                  (h) To execute leases, deeds, contracts, rental agreements, construction contracts, sales agreements, and management contracts;

                  (i) To exercise all rights, powers, and privileges of the Company as lessee with respect to the Hospital or rights held by the Company;

                  (j) To consent to the modification, renewal, or extension of any obligations to the Company of any Person or of any agreement to which the Company is a party or of which it is a beneficiary;

                  (k) To execute in furtherance of any or all of the purposes of the Company, any deed, lease, deed of trust, security interest, mortgage, promissory note, bill of sale, assignment, contract, or other instrument purporting to purchase or convey or encumber in whole or in part the Equipment or the Hospital or other real or personal property of the Company;

                  (l) To prepay in whole or in part, refinance, recast, increase, modify, or extend any security interest, deed of trust, or mortgage affecting the Hospital and in connection therewith to execute any extensions or renewals thereof on the Hospital and to grant security interests in any of the Equipment or the Hospital;

                  (m) To adjust, compromise, settle, or refer to arbitration any claim against or in favor of the Company, and to institute, prosecute, and defend any actions or proceedings relating to the Company, its business, and properties;

                  (n) To acquire and enter into any contract of insurance which AHH Management deems necessary or appropriate for the protection of the Company and AHH Management, for the conservation of the Company or its assets, or for any purpose beneficial to the Company; however, neither AHH Management nor its Affiliates shall be compensated for providing insurance brokerage services relating to obtaining such insurance;

                  (o) To prepare or cause to be prepared reports, statements, and other relevant information for distribution to the Members, including annual reports;

                  (p) To open accounts and deposit and maintain funds in the name of the Company in banks or savings and loan associations; provided, however, that the Company's funds shall not be commingled with the funds of any other Person;

                  (q) To cause the Company to make or revoke any of the elections referred to in Section 754 of the Internal Revenue Code of 1986 as amended or any similar provisions enacted in lieu thereof;

                  (r) To make all decisions related to generally accepted principles of accounting to be applied on a consistent basis and federal income tax elections;

                  (s) To possess and exercise, subject to the restrictions contained in this Agreement, any and all of the rights, powers and privileges of a manager under the Act;

                  (t) To  execute,   acknowledge,  and  deliver  any  and  all
         documents or instruments in connection with any or all of the foregoing;

                  (u) To modify or otherwise improve the Hospital, subject to the restrictions contained in this Agreement;

                  (v) To manage, direct, and guide the operation of the Hospital including all necessary acts relating thereto, other than medical or clinical matters which shall be under the direction of the Investor Manager and other agreed upon qualified medical personnel;
                  (w) To establish minimum insurance requirements for all physicians practicing at the Hospital;

                  (x) To admit as Members additional investors who have been proposed for Member status by AHH Management and approved by the Investor Manager, which approval shall be given or withheld in the sole and absolute discretion of the Investor Manager; and

                  (y) To sell assets of the Company, subject to the restrictions contained in this Agreement.

                  (z) To propose and implement a marketing plan for the Hospital which for the first year of operation shall have a budget of not less than five hundred thousand dollars ($500,000.00) (such marketing plan and related budget shall be a Material Decision); provided, however, that if after the first year of operations the Hospital does not have net income before taxes calculated in accordance with generally accepted accounting principles during any six-month period, such marketing budget may be lowered in future years and in all events will be subject to the agreement and approval of the Managers. It is further acknowledged and agreed that the Investor Manager may elect to be actively involved in the design and implementation of the marketing plan, and that the marketing plan and marketing budget shall be a Material Decision in all years.

         In the event that substantially all of the assets of MedCath Incorporated ("MedCath") are sold to, or fifty-one percent (51%) or more of the capital stock of MedCath is acquired by, a third party who is not an Affiliate of MedCath but who is, directly or indirectly, an owner or operator of a hospital within thirty (30) miles of the Hospital, then following the closing of such transaction, the Investor Manager shall have the right to manage the day to day business and affairs of the Company in lieu of AHH Management (subject to the other terms of this Agreement) unless the senior management of MedCath after such transaction is and remains for at least one (1) year substantially the same as the senior management of MedCath prior to such transaction.

         V.2 Restrictions on Authority of the Managers. The Managers shall not do any of the following:

                  (a)      Act in contravention of this Agreement;

                  (b) Act in any manner which would make it impossible to carry on the express business purposes of the Company;

                  (c) Commingle the Company funds with those of any other person or entity;

                  (d) Admit an additional Manager, except as provided in this Agreement;

                  (e) Admit an additional Member, except as provided in this Agreement;

                  (f) Alter the primary purposes of the Company as set forth in Section 2.3;

                  (g) Possess any property or assign the rights of the Company in specific property for other than a Company purpose;

                  (h) Employ, or permit the employ of, the funds or assets of the Company in any manner except for the exclusive benefit of the Company;

                  (i) Make any payments of any type, directly or indirectly, to anyone for the referral of patients to the Hospital in order to use the Hospital or to provide other services payable by Medicare or Medicaid;

                  (j) Sell all or any substantial part of the assets of the Company or merge the Company without the approval of a Super-Majority Vote of the Members.

         V.3      Duties of the Managers.  Each Manager shall do the following:

                  (a) Diligently and faithfully devote such of its time to the business of the Company as may be necessary to properly conduct the affairs of the Company and, in the case of AHH Management, to perform the duties for which it will receive a Management Fee as provided in
         Section 5.6(b), or otherwise, however, each Manager shall not be required to devote its full time to such duties;

                  (b) Use its best efforts to cause the Company to comply with such conditions as may be required from time to time to permit the Company to be classified for Federal income tax purposes as a limited liability company and not as an association taxable as a corporation;

                  (c) In the case of AHH Management file and publish all certificates, statements, or other instruments required by law for the formation and operation of the Company as a limited liability company in all appropriate jurisdictions;

                  (d) In the case of AHH Management cause the Company to obtain and keep in force during the term of the Company fire and extended coverage and public liability and professional liability insurance with such issuers and in such amounts shall deem advisable, but in amounts not less (and deductible amounts not greater) than those customarily maintained with respect to the business equipment and property comparable to the Company's;

                  (e) Have a fiduciary duty to conduct the affairs of the Company in the best interests of the Company and of the Members, including the safekeeping and use of all funds and assets, whether or not in its immediate possession and control, and it shall not employ or permit others besides Managers to employ such funds or assets in any manner except for the benefit of the Company; and

                  (f) In the case of AHH Management deliver to the Secretary of State of Arizona for filing an annual report in accordance with the Act and deliver to the Arizona Secretary of State a qualification as a foreign limited liability company.

         V.4 Delegation by the Managers. Subject to restrictions otherwise provided herein, the Managers may at any time employ any other person, including persons and entities employed by, affiliated with, or related to the Managers to perform services for the Company and its business, and may delegate all or part of their authority or control to any such other persons, provided that such employment or delegation shall not relieve the Managers of their respective responsibilities and obligations under this Agreement or under the laws of the State of Arizona nor will it make any such person a Member or Manager of the Company.

         V.5 Right to Rely Upon the Authority of the Managers. Persons dealing with the Company may rely upon the representation of the Managers that such Managers are managers of the Company and that such Managers have the authority to make any commitment or undertaking on behalf of the Company. No person dealing with the Managers shall be required to determine its authority to make any such commitment or undertaking. In addition, no purchaser from the Company shall be required to determine the sole and exclusive authority of any Manager to sign and deliver on behalf of the Company any instruments of transfer with respect thereto or to see to the application or distribution of revenues or proceeds paid or credited in connection therewith, unless such purchaser shall have received written notice from the Company affecting the same.

         V.6      Company Expenses.

                  (a) In general, the Company's expenses shall be billed directly to and paid by the Company. The Company shall reimburse the Managers or their Affiliates for: (i) all Organization Expenses incurred by the Managers or their Affiliates in connection with the formation of the Company; (ii) the actual costs to the Managers or their Affiliates of goods, services, and materials used for and by the Company; and (iii) all reasonable travel and other out-of-pocket expenses incurred by the Managers in the development and management of the Company and its business. The reimbursement for expenses provided for in this Section 5.6(a) shall be made to the Managers or their Affiliates regardless of whether any distributions are made to the Members under Article VI and Article VII.

                  (b) The Company shall also pay the following expenses of the
        Company:

                                 (i) All development and operational expenses of
                  the Company, which may include, but are not limited to: the salary and related expenses of employees and staff of the Hospital, all costs of borrowed money, taxes, and assessments on the Hospital, and other taxes applicable to the Company; expenses in connection with the acquisition, maintenance, leasing, refinancing, operation, and disposition of the Equipment, furniture and fixtures of the Hospital (including legal, accounting, audit, commissions, engineering, appraisal, and the other fees); the maintenance of the Hospital and its Equipment may be performed by AHH Management or one of its Affiliates as long as the charges to the Company for such service are no greater than the charges for such service from a third party service provider;

                                (ii) In  addition  to  reimbursements  and other
                  amounts due hereunder, a Management Fee equal to Two Hundred Thousand Dollars ($200,000.00) per year due to AHH Management which fees shall first accrue commencing on the first to occur of (the "Completion Date") (X) the substantial completion of the construction of the Hospital if the Hospital is to be located in a new building (whether to be leased to or owned by the Company), or (Y) the closing of the purchase of the real property in which the Hospital is to be located if located in an existing building (either by the Company or by a third party who shall in turn lease such building to the Company) which fees shall be increased annually in proportion to annual increases in the Consumer Price Index for all Urban Consumers (All Items) published by the U.S. Department of Commerce, Bureau of Labor Statistics ("CPI"), as reasonably applied by AHH Management on January 1st of each year;

                               (iii) A medical director's fee equal to Two Hundred Thousand Dollars ($200,000.00) per year to be paid to the medical director of the Hospital selected by the Investor Manager and approved by AHH Management which fee shall first accrue commencing as of the Completion Date and which fee shall be increased annually by the CPI reasonably applied by AHH Management on January 1st of each year;

                                (iv) All fees and expenses paid to third parties
                  for accounting, legal, documentation, professional, and reporting services to the Company, which may include, but are not limited to: preparation and documentation of Company bookkeeping, accounting and audits; preparation and documentation of budgets, cash flow projections, and working capital requirements; preparation and documentation of Company state and federal tax returns; and taxes incurred in connection with the issuance, distribution, transfer, registration, and recordation of documents evidencing ownership of a Membership Interest or Economic Interest in the Company or in connection with the business of the Company; expenses in connection with preparing and mailing reports required to be furnished to the Members or Economic Interest Owners for tax reporting or other purposes, including reports, if any, that may be required to be filed with any federal or state regulatory agencies, or expenses associated with furnishing reports to Members which AHH Management deems to be in the best interest of the Company; expenses of revising, amending, converting, modifying, or terminating the Company or this Agreement; costs incurred in connection with any litigation in which the Company is involved as well as any examination, investigation, or other proceedings conducted by any regulatory agency involving the Company; costs of any computer equipment or services used for or by the Company; the costs of preparing and disseminating informational material and documentation relating to potential sale, refinancing, or other disposition of the Hospital or the Equipment.

         V.7 No Management by Members. Other than the Managers, the Members shall take no part in, or at any time interfere in any manner with, the management, conduct, or control of the Company's business and operations and shall have no right or authority to act for or bind the Company except as set forth in this Agreement. The rights and powers of such Members shall not extend beyond those set forth in this Agreement and those granted under the Articles of Organization and any attempt to participate in the control of the Company in a manner contrary to the rights and powers granted herein and under the Articles of Organization shall be null and void and without force and effect. Subject to the decisions and judgement with respect to all professional medical or clinical matters of qualified medical personnel, AHH Management, in conjunction with the Investor Manager where applicable, shall have the right to determine when and how the operations of the Company shall be conducted. The exercise by any other Member of any of the rights granted him or her hereunder shall not be deemed to be taking part in the control of the business of the Company and shall not constitute a violation of this section.

         V.8 Consent by Members to Exercise of Certain Rights and Powers by Managers. By its execution hereof, each Member expressly consents to the exercise by the Managers of the rights, powers, and authority conferred on the Managers by this Agreement.

         V.9      Other Business of Members.

                  (a) Subject to (b) below, any Member, including any Manager, may engage independently or with others in other business ventures of every nature and description, including without limitation the purchase of medical equipment, the rendering of medical services of any kind, and the making or management of other investments and neither the Company nor any Member shall have any right by virtue of this Agreement or the relationship created hereby in or to such other ventures or activities or to the income or proceeds derived therefrom, and the pursuit of such ventures.

                  (b) As long as any Member owns a Membership Interest in the Company, and for a period of three (3) years after a Member ceases for any reason (whether due to death, disability, retirement or otherwise) to own a Membership Interest in the Company, such Member and all of its respective Affiliates shall not hold, directly or indirectly, an investment, ownership or other beneficial interest in (i) any hospital or (ii) other Entity which provides any of the following services or facilities: cardiac catheterization, angioplasty, peripheral angioplasty, atherectomy, stenting and PTCA or other cardiac surgical or interventional procedures or services, in any case within a thirty
         (30) mile radius of the Hospital (the "Territory"), provided that (i) no Member who is a physician shall be prohibited from maintaining his or her staff privileges at any other hospital; (ii) nothing herein shall prohibit a Member from owning up to two percent (2%) of the outstanding capital stock of a company whose stock is publicly traded and listed on a nationally recognized securities exchange or from investing in a publicly traded mutual fund, or (iii) owning an interest in the two existing cardiac catheterization labs owned by AHI as long as only diagnostic catheterizations are performed therein, or (iv) nothing herein shall prohibit AHI or Edward B. Diethrich, M.D. ("EBD") from acquiring an ownership or other equity interest in any health care facility located north and east of the intersection of Doubletree Ranch Road and Tatum Boulevard, Scottsdale, Arizona, which acquisition would otherwise violate the provisions of this subsection (b), provided that AHI provides to the Company upon the Company's written request therefor a guaranty of payment of ten percent (10%) of the original principal balance (determined assuming such mortgage loan has been fully funded by the lender but reduced by the amount of any principal payments which have been made as of the date such guaranty is required hereunder) of the first mortgage loan upon the Hospital. In addition, AHH Management or its Affiliates may separately operate a mobile catheterization laboratory within the Territory, but only if either AHH Management or an Affiliate thereof is providing such service pursuant to a lease of six (6) months or less to a provider who is already providing cath lab services or if the Investor Manager has elected not to have such service provided by the Company.

                  (c) The Members, including the Managers, have reviewed the term and geographical restrictions included in Section 5.9(b), and in light of the interests of the parties hereto, agree that such restrictions are fair and reasonable.

                  (d) If there is a breach or threatened breach of the provisions of this Section 5.9 of this Agreement, in addition to other remedies at law or equity, the non-breaching party shall be entitled to injunctive relief. The parties desire and intend that the provisions of this Section 5.9 shall be enforced to the fullest extent permissible under the law and public policies applied, but the unenforceability or modification of any particular paragraph, subparagraph, sentence, clause, phrase, word, or figure shall not be deemed to render unenforceable the remainder of this Section 5.9. Should any such paragraph, subparagraph, sentence, clause, phrase, word, or figure be adjudicated to be wholly invalid or unenforceable, the balance of this
         Section 5.9 shall thereupon be modified in order to render the same valid and enforceable and the unenforceable portion of this Section 5.9 shall be deemed to have been deleted from this Agreement.

                  (e) The Company, the Managers and the Investor Members agree that the benefits to any Investor Member hereunder do not require, are not payment for, and are not in any way contingent upon the referral, admission or any other arrangement for the provision of any item or service offered by AHH Management or the Company to patients of such Investor Member in any facility, laboratory, cardiac catheterization facility or other health care operation controlled, managed or operated by AHH Management or the Company and nothing herein is intended to prohibit any party from practicing medicine at any other facility.

                  (f) If the Investor Member is a legal entity and not an individual, such Investor Member shall cause each of its existing and future equity owners to agree in writing to be personally bound by the terms of this Section 5.09.

         V.10 Managers' Standard of Care. Each Manager shall act in a manner he, she or it believes in good faith to be in the best interest of the Company and with such care as an ordinarily prudent person in a like position would use under similar circumstances. In discharging its duties, each Manager shall be fully protected in relying in good faith upon the records required to be maintained under this Agreement and upon such information, opinions, reports and statements by any of its other Managers, Members, or agents, or by any other person as to matters each Manager reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits or losses of the Company or any other facts pertinent to the existence and amount of assets from which distributions to members might properly be paid.

         V.11 Limitation of Liability. A Manager shall not be liable to the Company, its Members, or other Managers for any action taken in managing the business or affairs of the Company if he, she or it performs the duty of his, her or its office in compliance with the standard contained in Section 5.10. No Manager has guaranteed nor shall have any obligation with respect to the return of a Member's Capital Contribution or profits from the operation of the Company. Furthermore, no Manager, its Affiliates or its employees (collectively, its "Agents") shall be liable to the Company or to any Member for any loss or damage sustained by the Company or any Member except loss or damage resulting from gross negligence or intentional misconduct or knowing violation of law or a transaction for which such Manager or Agent received a personal benefit in violation or breach of the provisions of this Agreement.

         V.12     Indemnification of the Managers.

                  (a) The Manager and its Agents shall be indemnified by the Company against any losses, judgments, liabilities, expenses, including attorneys' fees and amounts paid in settlement of any claims sustained by them arising out of any action or inaction of the Member or its Agents in its capacity as a Manager of the Company (or, in the case of an Agent, within the scope of the Manager's authority) to the fullest extent allowed by law, provided that the same were not the result of gross negligence or willful misconduct on the part of the Manager or an Agent and provided that the Manager or an Agent, in good faith, reasonably determined that such course of conduct was in the best interest of the Company; provided, however, that such indemnification and agreement to hold harmless shall be recoverable only out of Company assets. Subject to applicable law, the Company shall advance expenses incurred with respect to matters for which a Manager may be indemnified hereunder.

                  (b) If at any time, the Company has insufficient funds to furnish indemnification as herein provided, it shall provide such indemnification if and as it generates sufficient funds and prior to any cash distributions, pursuant to Article VI or Article VII hereof, to the Members.

         V.13 Election and Replacement of Investor Manager. In accordance with the procedures outlined in Section 10.1 herein, the Investor Members shall elect an Investor Manager to serve for one year terms or until his successor is duly elected. At any time, in accordance with Section 10.1, the Investor Members may replace the Investor Manager and elect a new Investor Manager.

         V.14 Role of Investor Manager. Notwithstanding anything herein to the contrary, the Investor Manager shall take no action nor make any decision on behalf of the Company except to the extent it is expressly authorized to do so under this Agreement in its capacity as Investor Manager.

         V.15 Purchase of Goods and Services from AHH ManagementV.15 Purchase of Goods and Services from AHH Management. Goods and services purchased from AHH Management or its Affiliates shall be of substantially the same quality and price as could be obtained from an unrelated third party.

         V.16 Decisions by ManagersV.16 Decisions by Managers. Except as provided in this Agreement, decisions and actions to be taken by the Managers shall be deemed to have been made only upon the affirmative approval or consent of AHH Management and the Investor Manager. In the event a decision, approval or consent is requested of the Investor Manager by AHH Management prior to the date which is sixty (60) days after the opening of the Hospital, it shall be deemed to have been affirmatively made if the Investor Manager fails to respond to any such written request therefor within five (5) days of notice thereof by AHH Management, provided however, if a decision, approval or consent is requested of the Investor Manager by AHH Management after the date which is sixty (60) days after the opening of the Hospital, such decision, approval or consent shall be deemed to have been affirmatively made if the Investor Manager fails to respond to any such written request therefor within ten (10) days of notice thereof by AHH Management. Notwithstanding anything in this Agreement to the contrary, all decisions and actions to be made by the Managers with respect to any loan, lease or other similar financing of the development, construction or operation of the Hospital or the Company's affairs, including without limitation the decisions with respect to incurring any indebtedness or the refinancing thereof, shall be made by AHH Management and shall be subject to the consent of the Investor Manager, which consent shall not be unreasonably withheld;

         The development and annual operating budgets to be proposed by AHH Management shall be approved by the Managers as provided above subject to the following:

                  (a) The Investor Manager shall be deemed to have approved a development budget which is substantially consistent with the attached Development Budget Schedule attached hereto as Schedule C to this Agreement;

                  (b) The Investor Manager shall not unreasonably withhold its approval of budgets which are within the reasonable revenue expectations of the Hospital and which are in compliance (both as to terms and availability of financing) with agreements with the Company's lenders and other parties providing financing to the Company; and

                  (c) In the event that the Managers are unable to approve an annual budget, AHH Management shall be authorized to operate the Company under the previous year's budget increased by the greater of 5% or the increase during the previous year in the Consumer Price Index for Medical Items until a new budget is approved.


                              ARTICLE VIARTICLE VI

                          DISTRIBUTIONS AND ALLOCATIONS

         VI.1 Distributions of Cash Flow from Operations and Cash from Sales or RefinancingVI.1 Distributions of Cash Flow from Operations and Cash from Sales or Refinancing. Prior to the dissolution of the Company, Cash Flow from Operations and Cash from Sales or Refinancing, if any, remaining after repayment of any loans made by the Members to the Company shall be distributed quarterly by the Managers as Cash Distributions according to the relative percentage Membership Interests of the Members and Economic Interest Owners. Notwithstanding anything herein to the contrary, no distributions shall be made to Members if prohibited by the Act.

         VI.2 Profits. Except as provided in Schedule B, Profits shall be allocated as follows:

                  (a) First, to the Members who have been allocated Losses pursuant to Subsection 6.3(b) below until the cumulative Profits allocated pursuant to this Subsection 6.2(a) equal the cumulative prior allocations of Losses under that Subsection.

                  (b) Next, to the Members who have been allocated Losses pursuant to Subsection 6.3(a) below until the cumulative Profits allocated pursuant to this Subsection 6.2(b) equal the cumulative prior allocations of Losses under that Subsection.

                  (c) All remaining Profits shall be allocated to the Members in accordance with their percentage Membership Interests.

         VI.3 Losses. Except as provided in Schedule B, Losses shall be allocated as follows:

                  (a) First, Losses shall be allocated to the Members with positive Adjusted Capital Account balances in proportion to those balances.

                  (b) All remaining Losses shall be allocated to the Members in accordance with their percentage Membership Interests.

         VI.4 Code Section 704(c) Tax Allocations. VI.4 Code Section 704(c) Tax Allocations. Income, gain, loss, and deduction with respect to any property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its initial Agreed Value pursuant to any method allowable under Code Section 704(c) and the Regulations promulgated thereunder.

         In the event the Agreed Value of any Company asset is adjusted after its contribution to the Company, subsequent allocations of income, gain, loss and deduction with respect to such asset shall take into account any variation between the adjusted basis of such asset for federal income tax purposes and its Agreed Value pursuant to any method allowable under Code Section 704(c) and the Regulations promulgated thereunder.

         Any elections or other decisions relating to allocations under this Section shall be determined by AHH Management. Absent a determination by AHH Management, the remedial allocation method under Regulation Section 1.704-3(d) shall be used. Allocations pursuant to this Section are solely for purposes of federal, state, and local taxes and shall not be taken into account in computing any Member's Capital Account or share of Profits, Losses, other items, or distributions pursuant to any provision of this Agreement.

         VI.5     Miscellaneous. VI.5       Miscellaneous.

                  (a) Allocations Attributable to Particular Periods. For purposes of determining Profits, Losses or any other items allocable to any period, such items shall be determined on a daily, monthly, or other basis, as determined by AHH Management using any permissible method under Code Section 706 and the Regulations thereunder.

                  (b) Other Items. Except as otherwise provided in this Agreement, all items of Company income, gain, loss, deduction, credit and any other allocations not otherwise provided for shall be divided among the Members in the same proportion as they share Profits or Losses, as the case may be, for the year.

                  (c) Tax Consequences; Consistent Reporting. The Members are aware of the income tax consequences of the allocations made by this Article and by the Regulatory Allocations and hereby agree to be bound by those allocations as reflected on the information returns of the Company in reporting their shares of Company income and loss for income tax purposes. Each Member agrees to report its distributive share of Company items of income, gain, loss, deduction and credit on its separate return in a manner consistent with the reporting of such items to it by the Company. Any Member failing to report consistently, and who notifies the Internal Revenue Service of the inconsistency as required by law, shall reimburse the Company for any legal and accounting fees incurred by the Company in connection with any examination of the Company by federal or state taxing authorities with respect to the year for which the Member failed to report consistently.

                  (d) Economic Interest Owners. Each Economic Interest Owner shall be entitled to the distributions and allocations to which its predecessor in interest would have been entitled under this Article VI had it retained the Economic Interest acquired by the Economic Interest Owner.

                             ARTICLE VIIARTICLE VII

              DISSOLUTION, WINDING UP AND LIQUIDATING DISTRIBUTIONS

         VII.1 No Termination by Certain Acts of MemberVII.1 No Termination by Certain Acts of Member. Neither the transfer of interest, withdrawal from the Company, bankruptcy, insolvency, dissolution, liquidation or other disability, nor the legal incompetency of any Member shall result in the termination or dissolution of the Company or affect its continuance in any manner whatsoever.

         VII.2 DissolutionVII.2 Dissolution. The Company shall be dissolved upon the happening of any of the following events, whichever shall first occur:

                  (a)The election by AHH Management to dissolve the Company in accordance with the terms of Section 3.5(c) hereof;

                  (b) The death, insanity, bankruptcy, retirement (other than due to a failure of an Investor Manager to be re-elected as an Investor Manager), resignation (other than due to an Investor Manager's resigning from serving as a Manager while still remaining a Member) or expulsion of any Manager who is also a Member, unless the Company is continued by the consent of not less than a majority in interest (defined in accordance with Revenue Procedure 94-46 or successor provisions) of the remaining Members within ninety (90) days after notice of such event, effective as of the date of such event. If there is no remaining Manager, the remaining Members owning at least 51% of the Membership Interests which are owned by the remaining Members shall, if they desire to continue the Company, elect a Substitute Manager who shall assume all of the rights and duties of AHH Management under this Agreement (which Substitute Manager accepts such election);

                  (c) Upon the written agreement of AHH Management and the Investor Manager;

                  (d) The expiration of the term of the Company as provided in
         Section 2.5 hereof;

                  (e) The adjudication of bankruptcy of the Company;

                  (f) Upon the written consent of a Super-Majority Vote of the Members;

                  (g) In accordance with Section 12.11 hereof;

                  (h) The entry of a decree of judicial dissolution or the administrative dissolution of the Company as provided in the Act; and

                  (i) At the election of AHH Management or of the Investor Manager, in the event that by March 1, 1997 (unless such date is extended by the consent by the Manager and the Investor Manager)
         Investor Members reasonably acceptable to AHH Management and the Investor Manager have not been admitted as Members subscribing for at least ninety-three percent (93%) of the Membership Interests described in Section 3.1(b).

         VII.3    Dissolution and Final Liquidation.

                  (a) Upon any dissolution of the Company, the Company shall not terminate, but shall cease to engage in further business except to the extent necessary to perform existing contracts and preserve the value of its assets. Its assets shall be liquidated and its affairs shall be wound up as soon as practical thereafter by the Managers, or if for any reason there is no Manager, by another Person designated by a Super-Majority Vote of the Members. In winding up the Company and liquidating assets, the Managers, or other Person so designated for such purpose, may arrange, either directly or through others, for the collection and disbursement to the Members of any future receipts from the Hospital or other sums to which the Company may be entitled, and shall sell the Company's interest in the Hospital and the Equipment to any Person, including AHH Management or any Affiliate thereof, on such terms and for such consideration as shall be consistent with obtaining the fair market value thereof, as such fair market value is approved by a Super-Majority Vote of the Members.

                  (b) Upon any such dissolution and liquidation of the Company, the net assets, if any, of the Company available for distribution, including any cash proceeds from the liquidation of Company assets, shall be applied and distributed in the following manner or order, to the extent available:

                           (i) To the payment of or creation of reserves for all debts, liabilities, and obligations to all creditors of the Company (other than the Members or their Affiliates) and the expenses of liquidation;

                           (ii) To the payment of all debts and liabilities (including interest) owed to the Members or their Affiliates as creditors; and

                           (iii) The balance to the Members with positive Capital Account balances after taking into account all other adjustments during the Fiscal Year in which liquidation occurs.

                  (c) The Members shall look solely to the assets, if any, of the Company for any return of their Capital Contributions and, if the assets of the Company remaining after payment or discharge of the Company's debts and liabilities, or provision therefor, are insufficient to return all or any part of the Capital Contributions, no Member shall have any right of recourse against the Managers or other Members or to charge the Managers or other Members for any amounts except as provided herein and except to the extent otherwise provided by the Act and/or Arizona law.

                  (d) Upon such dissolution, reasonable time shall be allowed for the orderly liquidation of the assets of the Company and the discharge of liabilities to creditors so as to minimize the losses normally attendant to a liquidation.

                  (e) The Capital Accounts of the Members, as adjusted, shall be utilized by the Company for the purpose of making distributions to those Members with positive balances in their respective Capital Accounts pursuant to Section 7.3(b). In making such distributions, the Managers or the Person winding up the affairs of the Company shall distribute all funds available for distribution to the Members and Economic Interest Owners (after establishing any reserves that the Managers deem or the Person winding up the affairs of the Company deems reasonably necessary pursuant to Section 7.3(b)) prior to the later of

         (a) the end of the taxable year in which the event occurs which caused the termination and dissolution of the Company, or (b) ninety (90) days after the occurrence of such event. The Managers in their sole discretion, or the Person winding up the affairs of the Company, in its discretion, may elect to have the Company retain any installment obligations owed to the Company until collected in full so long as any portion of the reserves which are later determined to be unnecessary, and all collections on such installment obligations which are not deemed to be reasonably necessary by the Managers or the Person winding up the affairs of the Company to add to such reserves are distributed as soon as practicable in accordance with the provisions of Section 7.3(b) as modified by this Section.

                  (f) Each Economic Interest Owner shall be entitled to the distributions to which its predecessor in interest would have been entitled pursuant to this Article VII had it retained the Economic Interest acquired by the Economic Interest Owner.

         VII.4 TerminationVII.4 Termination. Upon completion of the dissolution, winding up, distribution of the liquidation proceeds and any other Company assets, the Company shall terminate.

         VII.5 Payment in CashVII.5 Payment in Cash. Any payments made to any Member pursuant to this Article VII shall be made only in cash.

         VII.6 Goodwill and Trade NameVII.6 Goodwill and Trade Name. Upon the dissolution of the Company, the firm or trade name of the Company and any goodwill associated therewith shall become the sole property of AHH Management, provided that distributions and allocations otherwise due to AHH Management shall not be reduced as a result of AHH Management becoming entitled to such assets.

         VII.7 Termination of Noncompetition CovenantsVII.7 Termination of Noncompetition Covenants. Upon the later of the dissolution of the Company and the completion of the liquidation process, the Members shall have no continuing liability, or obligation under Section 5.9(b) except that Section 5.9(b) shall continue to be binding upon a Member whose breach of this Agreement caused a dissolution of the Company and any actions for a breach of this Agreement, including a breach of Section 5.9(b), shall not be impaired by the dissolution or completed liquidation.


                                  ARTICLE VIII
                REMOVAL OR WITHDRAWAL OF MANAGERS AND MEMBERS AND
            TRANSFER OF MEMBERS' MEMBERSHIP AND/OR ECONOMIC INTERESTS

         VIII.1 Manager - Transfers.

                  (a) Except as provided in this Section 8.1, without the consent of a Majority Vote of Investor Members, AHH Management shall not voluntarily withdraw from the Company as a Member at any time prior to its termination, or transfer or assign any of its rights and duties as a Manager, provided that AHH Management may assign its Membership

         Interest in the Company and its rights to be a Manager either to any party who directly or indirectly purchases all or substantially all of MedCath Incorporated's assets or more than fifty percent (50%) of its capital stock (in either event, a "MedCath Sale") if such purchaser assumes in writing the obligations of AHH Management hereunder or to a party under control of, common control, or which controls, AHH Management. AHH Management may also assign its Membership Interest in the Company and its rights to be a Manager to a financial institution as collateral security for repayment of indebtedness for borrowed funds by AHH Management or its Affiliates. In the event that AHH Management desires to sell any of its Membership Interest, or in the event of a sale of more than fifty percent (50%) of the capital stock with AHH Management, and in both such cases such sale is not in connection with a MedCath Sale, then the other Members shall first have an option to purchase such Membership Interest in accordance with the Right of First Refusal provided in Section 8.4.

                  (b) The Investor Manager may not assign his rights to be a Manager herein. Upon the withdrawal or resignation of the Investor Manager, a substitute therefore who must be an Investor Member may be elected by a Majority Vote of Investor Members.

                  (c) Any resignation or withdrawal by a Manager as a manager shall not constitute such Manager's withdrawal as a Member.

         VIII.2 Members' Right to Continue. If at any time there is no remaining Manager, a meeting of the Members shall be held at the principal place of business of the Company within forty-five (45) days after the happening of such event to consider whether to continue the Company on the same terms and conditions as are contained in this Agreement (except that the Managers may be different) and to select a Manager for the Company, or whether to wind up the affairs of the Company, liquidate its assets and distribute the proceeds therefrom in accordance with Article VII hereof. The Company may be continued and a new Manager (who accept such appointment) selected by the Members within ninety (90) days of the occurrence of the event described in Section 7.2(a). The new Manager shall execute, acknowledge, file or record (as appropriate) Articles of Organization and an Operating Agreement and such other documents as may be required by the Act. The continuance of the Company pursuant to the terms of this Section 8.2 is conditioned upon (i) the amendment of the Articles of Organization to reflect the foregoing change and, if applicable, compliance by the Company with any notice provisions of the Act and (ii) delivery to the withdrawing Manager of an indemnification agreement by the Company, in form and substance reasonably satisfactory to the withdrawing Manager, indemnifying and holding AHH Management harmless against all future liabilities of the Company.

         VIII.3 Relationship with Substitute Manager. The relationship of the Members to any person or entity that has acquired the Membership Interest of either AHH Management or the Investor Manager shall be governed by this Agreement. If the acquiring party was not theretofore a Manager, then such Substitute Manager shall have all the rights and powers of such Manager under this Agreement; provided, it assumes in writing the obligations of such Manager under this Agreement and any arising thereafter, and accepts and adopts all the terms and provisions of this Agreement in writing. The withdrawing Manager shall be liable for all of its covenants and obligations under this Agreement for all periods prior to its withdrawal until such liability is assumed by a Substitute Manager.

         VIII.4 Members Who Are Not Managers - Restriction on Transfer. Except as otherwise set forth in this Section or in this Agreement, no Economic Interest and/or Membership Interest of an Investor Member or any portion thereof, shall be validly sold or assigned whether voluntarily, involuntarily or by operation of law, and no purported assignee shall be recognized by the Company for any purpose, unless such Economic Interest and/or Membership Interest shall have been transferred in accordance with the provisions of this Agreement and in compliance with such additional restrictions as may be imposed by AHH Management to comply with requirements imposed by any Federal or state securities regulatory authority and unless AHH Management' consent is obtained. In no event, however, shall an Investor Member transfer or sell all or any of its Economic Interest and/or Membership Interest to any party which, if a Member, would be in violation of Section 5.9(b) hereof. Except as otherwise set forth in this Section or in this Agreement, an Investor Member may transfer, sell or assign his or her entire Economic Interest and/or Membership Interest if it has received the approval of AHH Management, not to be unreasonably withheld, provided however: (a) the Company first for a period of fifteen (15) days, and thereafter the other Members for a period of fifteen (15) days shall have the right, but not the obligation, to purchase all, but not less than all, of the Economic Interest and/or Membership Interest proposed to be transferred, which right shall be exercisable on the terms and for the purchase price set forth in writing in a bona fide offer made for the Interests by a third-party (the "Right of First Refusal"), and (b) there shall have been filed with the Company a duly executed and acknowledged counterpart of the instrument making such assignment signed by both the assignor and assignee and such instrument evidences the written acceptance by the assignee of all of the terms and provisions of the Agreement, represents that such assignment was made in accordance with all applicable laws and regulations and the assignee shall have represented to the Company in writing that he, she or it meets the investor suitability standards established by his, her or its state of residence, or, in the absence thereof, the investor suitability standards established by the Company. AHH Management shall use reasonable care to determine that transfers are in accordance with applicable laws and regulations, including obtaining an opinion of counsel to that effect. Any Member who is not a Manager who shall assign all its Membership Interest shall cease to be a Member of the Company, except that unless and until a Substitute Member is admitted in his or her stead, such assigning Member shall retain the statutory rights of an assignor of a Membership Interest under the Act. Any Membership Interests acquired by the Company pursuant to Section 8.4 shall, subject to applicable law, be re-offered by the Company to suitable investors.

         In the event that an Investor Member who is an Entity (x) sells or attempts to sell fifty percent (50%) or more of its assets, determined using such assets' then current value, (y) if the owners of such Entity as of the date hereof cease to own in the aggregate fifty-one percent (51%) or more of such Entity, or (z) if the Entity is a medical practice, it enters into a Transaction (as defined in the Supplemental Agreement between AHH Management, EBD, AHI and
ACS), then unless such sale, transfer or Transaction was to other Members of the Company or to individuals who are owners of an Investor Member as of the date hereof, such transfer by the Entity shall constitute a transfer of such Entity's Membership Interest for purposes of this Section 8.4 giving rise to the Right of First Refusal of the other Members and the Company set forth above, except that the purchase price for the Membership Interest acquired pursuant to this sentence shall be determined using the Fair Market Appraisal Procedure described in Section 8.11 which shall be paid pursuant to the payment method also described in Section 8.11.

         VIII.5 Condition Precedent to Transfer of Economic Interest and/or Membership Interest. Notwithstanding anything herein to the contrary, no transfer of an Economic Interest and/or Membership Interest may be made if such transfer (a) constitutes a violation of the registration provisions of the Securities Act of 1933, as amended, or the registration provisions of any applicable state securities laws; (b) if after such transfer the Company will not be classified as a limited liability company for Federal income tax purposes; and (c) if when taken together with other prior transfers, results in a "termination" of the Company for Federal income tax purposes. The Company may require, as a condition precedent to transfer of an Economic Interest and/or Membership Interest, delivery to the Company, at the proposed transferor's expense, of an opinion of counsel satisfactory (both as to the counsel and substance of the opinion) to AHH Management that the transfer will not violate any of the foregoing restrictions.

         VIII.6 Substitute Member - Conditions to Fulfill. No assignee of a Member's Membership Interest in the Company shall have the right to become a Substitute Member in place of his or her assignor unless, in addition to any other requirement herein, all of the following conditions are satisfied:

                  (a) The Company has waived its right pursuant to Section 8.4 to purchase the Membership Interest held by the assignee;

                  (b) The duly executed and acknowledged written instrument of assignment which has been filed with the Company sets forth that the assignee becomes a Substitute Member in place of the assignor;

                  (c) The assignor and assignee execute and acknowledge such other instruments as AHH Management may deem reasonably necessary or desirable to effect such admission, including, but not limited to, the written acceptance and adoption by the assignee of the provisions of this Agreement;

                  (d) The written consent of AHH Management to such substitution is obtained, which consent may be withheld in AHH Management' sole and absolute discretion;

                  (e) The payment by the Member of all costs to the Company associated with the transaction, including but not limited to legal fees, transfer fees, and filing fees.

         VIII.7 Allocations Between Transferor and Transferee. Upon the transfer of a Member's Economic Interest or Membership Interest, all items of income, gain, loss, deduction and credit attributable to the Economic Interest or

Membership Interest so transferred shall be allocated between the transferor and the transferee in such manner as the transferor and transferee agree at the time of transfer; provided such allocation does not violate federal or state income tax law. If AHH Management, in its sole discretion, deems such laws violated, then such allocation shall be made pro rata for the Fiscal Year based upon the number of days during the applicable Fiscal Year of the Company that the Economic Interest or Membership Interest so transferred was held by the transferor and transferee, without regard to the results of Company activities during the period in which each was the holder, or in such other manner as AHH Management deems necessary to comply with Federal or state income tax laws. Distributions as called for by this Agreement shall be made to the holder of record of the Economic Interest or Membership Interest on the date of distribution. Notwithstanding anything contained in this Agreement to the contrary, both the Company and AHH Management shall be entitled to treat the assignor of any assigned Economic Interest or Membership Interest as the absolute owner thereof in all respects, and shall incur no liability for distributions of cash or other property made in good faith to such assignor in reliance on the Company records as they exist until such time as the written assignment has been received by, and recorded on the books of the Company. For purposes of this Article VIII, the effective date of an assignment of any Economic Interest or Membership Interest shall be the last day of the month specified in the written instrument of assignment.

         VIII.8 Rights, Liabilities of, and Restrictions on Assignee. No assignee of a Member's Economic Interest or Membership Interest shall have the right to participate in the Company, inspect the books of account of the Company or exercise any other right of a Member unless and until admitted as a Substitute Member. Notwithstanding AHH Management' failure or refusal to admit an assignee as a Substitute Member, such assignee shall be entitled to receive the share of income, credit, gain, expense, loss and deduction and cash distributions provided hereunder that is assigned to it, and, upon demand, may receive copies of all reports thereafter delivered pursuant to the requirements of this Agreement; provided, the Company shall have first received notice of such assignment and all required consents thereto shall have been obtained and other conditions precedent to transfer thereof shall have been satisfied. The Company's tax returns shall be prepared to reflect the interest of assignees as well as Members.

         VIII.9 Death of a Member. Heirs of Members shall be entitled to inherit the Membership interests of a deceased Member, provided that upon a Member's death such interests shall be automatically converted to an Economic Interest only in the Company until such heir agrees in writing to all of the terms and conditions of this Agreement and such other reasonable terms as may be established by AHH Management as a condition to such heir becoming a Member, in which event such interest shall again become a Membership Interest in the Company. Notwithstanding the previous sentence, within one hundred twenty (120) days of the Company first learning of the death of a Member, the Company shall have the option to purchase the Membership Interest of the deceased Member, and the estate of the deceased Member shall be obligated to sell such Membership Interest to the Company, in accordance with the terms of this Section 8.9. The Company may exercise its option by giving written notice thereof to the estate of the deceased Member, or the appropriate representative thereof, within such one hundred twenty (120) day period. The purchase price for such Membership Interest shall equal five (5) multiplied by the pretax net income (as reasonably determined by the Company's accountants) of the Company for the twelve (12) month period ending as of the calendar quarter most recently ended prior to the death of such Member multiplied by the percentage interest of such Member in the Company (the "Formula Purchase Price"). The purchase price shall be paid (the "Payment Method") in three (3) equal annual installments, the first third of which shall be paid upon the determination of the purchase price and the remaining two (2) installments of which shall be paid on the first and second anniversary of such date. The outstanding amounts due from the Company to the estate of the deceased Member shall bear interest at Prime Rate as of the date of such Member's death. Accrued interest shall be paid as of the dates payments of principal are due as provided above.

         VIII.10  Repurchase of Interests in Certain Event.

                  (a) In the discretion of AHH Management, the Company may, but is not obligated to, repurchase a Member's Economic Interest or Membership Interest upon such Member's breach of the Member's obligations contained in Article III, Sections 5.09, 8.1(b), 8.4, 8.9, 8.11, 12.1 and 12.11 of this Agreement.

                  (b) Each Member agrees to sell its Membership Interest to the Company in the event AHH Management elects to exercise the right of repurchase granted under Section 8.10(a) and the purchase price shall the lower of (x) the Capital Contribution of the Member less all amounts distributed to such Member by the Company, and (y) the fair market value of such Member's Membership Interest determined by an appraiser reasonably selected by AHH Management.

         VIII.11 Option to Sell Membership Interest. Notwithstanding anything in this Agreement to the contrary, at any time after the fifth (5th) anniversary and before the twentieth (20th) anniversary of the Completion Date, AHI shall have the option to cause AHH Management to purchase up to an aggregate of fifty percent (50%) of AHI's Membership Interest; provided that:

                  (a) Prior the tenth (10th) anniversary of the Completion Date, AHH Management shall not be required to purchase more than five percent (5%) of AHI's Membership Interest during each twelve (12) month period which follows the fifth (fifth) anniversary of the Completion Date (determined on a cumulative basis);

                  (b) Prior to the death or retirement of EBD from the practice of medicine in the Phoenix, Arizona area, EBD directly, or through AHI, shall continue to own at least twenty-five percent (25%) of AHI's Membership Interest which AHI acquired as of the date hereof;

                  (c) AHH Management's obligation to purchase AHI's Membership Interest from time to time hereunder shall be conditioned upon the simultaneous purchase (at the same purchase price, on a pro rata basis, as will be paid by AHH Management and on such other terms and conditions to be negotiated by AHI at the time), on each occasion, of an equal percentage of AHI's Membership Interest by physicians who
         constitute   a  majority   of  the   physicians   of  AHI  and  of  AHI
         Cardiovascular Surgeons, Ltd. ("ACS") then practicing full-time with AHI and ACS at their main or primary offices and who must agree to be bound by the terms and conditions of this Agreement; and

                  (d) The purchase price of such Membership Interest then being sold by AHI to AHH Management and the physicians of AHI and ACS hereunder shall be its fair market value determined using the appraisal procedure ("Fair Market Appraisal Procedure") set forth in paragraph 3 of the Supplemental Agreement entered into as of the date hereof between AHI, ACS and AHH Management (the costs of which shall be paid in accordance with the terms of the Supplemental Agreement procedures). The purchase price may at the election of AHH Management be paid in cash or by a twenty percent (20%) cash down payment with a deferred balance of such a purchase price bearing interest at eight percent (8%) per annum and amortized in equal monthly installments over a five year period. The note evidencing any deferred balance shall be guaranteed by AHH Management and shall be secured by a pledge of the Membership Interest which has been sold by AHI to AHH Management pursuant to this
         Section 8.11. The closing of any purchase by AHH Management hereunder shall occur within ninety (90) days of the date of AHI's request to AHH Management to purchase its Membership Interest pursuant to this Section
         8.11 or if later, within thirty (30) days of the determination of the fair market value hereunder.

                                   ARTICLE IX

                        RECORDS, ACCOUNTINGS AND REPORTS

         IX.1 Books of Account. At all times during the continuance of the Company, AHH Management shall maintain or cause to be maintained true and full financial records and books of account showing all receipts and expenditures, assets and liabilities, profits and losses, and all other records necessary for recording the Company's business and affairs including those sufficient to record the allocations and distributions required by the provisions of this Agreement.

         IX.2 Access to Records. The books of account and all documents and other writings of the Company, including the Articles of Organization and any amendments thereto, shall at all times be kept and maintained at the registered office of the Company. Each Member or his or her designated representatives shall, upon reasonable notice to AHH Management, have access to such financial books, records and documents during reasonable business hours and may inspect and make copies of any of them. Each Member may receive by mail, upon written request to the Company and at his or her cost, a list of the names and addresses of the Members and the percentage of Economic Interest held by each of them or such other information which may be obtained pursuant to requirements of the Act.

         IX.3     Bank Accounts and Investment of Funds.

                  (a) AHH Management shall open and maintain, on behalf of the Company, a bank account or accounts in a federally insured bank or savings institution as it shall determine, in which all monies received by or on behalf of the Company shall be deposited. All withdrawals from such accounts shall be made upon the signature of such person or persons as AHH Management may from time to time designate.

                  (b) Any funds of the Company which AHH Management may determine are not currently required for the conduct of the Company's business may be deposited with a federally insured bank or savings institution or invested in short-term debt obligations (including obligations of federal or state governments and their agencies, commercial paper, certificates of deposit of commercial banks, savings banks or savings and loan associations) as shall be determined by AHH Management in its sole discretion.

         IX.4 Fiscal Year. The Fiscal Year and accounting period of the Company shall end on September 30 of each year.

         IX.5 Accounting Reports. As soon as reasonably practicable after the end of each Fiscal Year but in no event later than 120 days after the end thereof, each Member shall be furnished an annual accounting showing the financial condition of the Company at the end of such Fiscal Year and the result of its operations for the Fiscal Year then ended, which annual accounting shall be prepared on an accrual basis in accordance with generally accepted accounting principles applied on a consistent basis and shall be delivered to each of the Members promptly after it has been prepared. It shall include a balance sheet as of the end of such Fiscal Year and statements of income and expense, each Member's equity, and cash flow for such Fiscal Year. At AHH Management' election the Company shall either be audited or such annual accountings shall be either reviewed or compiled by a firm of independent certified public accountants engaged by AHH Management on behalf of the Company. The report shall set forth the distributions to the Members for such Fiscal Year and shall separately identify distributions from (i) operating revenue during such Fiscal Year, (ii) operating revenue from a prior period which had been held as reserves, (iii) proceeds from the sale or refinancing of the Equipment, and (iv) unexpended proceeds received from the sale of Membership Interests. AHH Management shall also cause to be prepared and distributed to the Members monthly financial statements in a form and containing such information as reasonably determined by AHH Management.

         IX.6 Tax Returns. AHH Management shall cause income tax returns for the Company to be prepared, at Company expense, and timely filed with the appropriate authorities. As soon as is reasonably practicable, and in any event on or before the expiration of 75 days following the end of each Fiscal Year, each Member shall be furnished with a statement to be used in the preparation of the Member's tax returns, showing the amounts of any Profits or Losses allocated to the Member, and the amount of any distributions made to the Member, pursuant to this Agreement, along with a reconciliation of the annual report with information furnished to investors for income tax purposes.


                                    ARTICLE X

                      MEETINGS AND VOTING RIGHTS OF MEMBERS

         X.1      Meetings.

                  (a) Meetings of the Members of the Company for any purpose may be called by AHH Management, the Investor Manager or by Investor Members holding in the aggregate ten percent (10%) of the Membership Interests. Such request shall state the purpose of the proposed meeting and the matters proposed to be acted upon thereat. Such meetings shall be held in the Phoenix area.

                  (b) A notice of any such meeting shall be given by mail, not less than fifteen (15) days nor more than sixty (60) days before the date of the meeting, to each Member at his address as specified in
         Section 12.8. Such notice shall be in writing, and shall state the place, date and hour of the meeting, and shall indicate that it is being issued at or by the direction of AHH Management or by the Investor Members, as the case may be. The notice shall state the purpose or purposes of the meeting. If a meeting is adjourned to another time or place, and if any announcement of the adjournment of time or place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting.

                  (c) Each Member may authorize any person or persons to act for him or her by proxy in all matters in which a Member is entitled to participate, whether by waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Member or his or her attorney-in-fact. No proxy shall be valid after the expiration of eleven months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Member executing it.

         X.2      Voting Rights of Members.

                  (a) Each Member shall take no part in or interfere in any manner with the control, conduct or operation of the Company, and shall have no right or authority to act for or bind the Company except as provided herein. Votes, to the extent taken, of the Members may be cast at any duly called meeting of the Company. Each Member shall be entitled to the number of votes determined by multiplying one thousand (1,000) by the percentage Membership Interest of such Member.

                  (b) No Member shall have the right or power to vote to: (i) withdraw or reduce his or her contributions to the capital of the Company except as a result of the dissolution of the Company or as otherwise provided by law or this Agreement; (ii) bring an action for partition against the Company; (iii) cause the termination and dissolution of the Company by court decree or otherwise, except as set forth in this Agreement; or (iv) demand or receive property other than cash in return for his or her contribution.


                                   ARTICLE XI

                                   AMENDMENTS

         XI.1  Authority to Amend by Managers.  Except as otherwise  provided by
Section 11.2, this Agreement and the Articles of Organization of the Company may be amended by AHH Management with the approval of the Investor Manager:

                  (a) To admit additional Members or Substitute Members but only in accordance with and if permitted by the other terms of this Agreement;

                  (b) To preserve the legal status of the Company as a limited liability company under the Act or other applicable state or federal laws if such does not change the substance hereof, and the Company has obtained the written opinion of its counsel to that effect;

                  (c) To cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, to clarify any provision of this Agreement, or to make any other provisions with respect to matters or questions arising under this Agreement which will not be inconsistent with the provisions of this Agreement;

                  (d) To satisfy the requirements of the Code and Regulations with respect to limited liability companies or of any Federal or state securities laws or regulations, provided such amendment does not adversely affect the Membership Interests of Members and is necessary or appropriate in the written opinion of counsel. Any amendment under this subsection (e) shall be effective as of the date of this Agreement;

                  (e) To the extent that it can do so without materially reducing the economic return to any Member on his or her investment in the Company, to satisfy any requirements of federal or state legislation or regulations, court order, or action of any governmental administrative agency with respect the operation or ownership of the Hospital;

                  (f) Subject to the terms of Section 2.5, to extend the term of the Company; and

                  (g) Upon written notice to all Members, AHH Management may elect to expand the number of Managers up to nine (9) so that the Managers can serve as the governing body of the Hospital. In such event, the Managers shall include, in addition to AHH Management or its designee, the president or chief executive officer of the Hospital who shall be designated by AHH Management and three (3) additional Managers elected from time to time by the Investor Members one of whom must be the medical director of the hospital. The remaining Managers shall be elected from time to time by AHH Management. AHH Management may delegate to such governing body such duties and responsibilities of AHH Management as AHH Management deems necessary or appropriate. Notwithstanding the foregoing, in the event the number of Managers is expanded, the Investor Members shall continue to have the right to elect an Investor Manager who shall be designated to make decisions which are specifically authorized to be made by the Investor Manager under this Agreement and AHH Management shall continue to have the right to make decisions with respect to matters which are reserved for AHH Management at the time the number of Managers is so expanded.

         XI.2 Restrictions on Managers' Amendments: Amendments by Investor Members. Except as provided in Section 11.1, amendments to this Agreement shall be made only upon the consent of AHH Management and a Majority Vote of Investor Members. Except as set forth in this Section 11.2, no amendment shall be made pursuant to Section 11.1 which would materially adversely affect the federal income tax treatment to be afforded each Member, materially adversely affect the interests and liabilities of each Member as provided herein, materially change the purposes of the Company, extend or otherwise modify the term of the Company, or materially change the method of allocations and distributions as provided in
Article VI.

         XI.3 Amendments to Certificates. In making any amendments to this Agreement, there shall be prepared, executed and filed for recording by AHH Management such documents amending the Articles of Organization as required under the Act.

                                   ARTICLE XII

                                  MISCELLANEOUS

         XII.1 Limited Power of Attorney. Upon the execution hereof, each Member hereby irrevocably constitutes and appoints AHH Management his or her true and lawful attorney in his or her name and on his or her behalf to take at any time all such action which AHH Management is expressly authorized to perform, or which a Member is expressly required to perform, under this Agreement.

         XII.2 Waiver of Provisions. The waiver of compliance at any time with respect to any of the provisions, terms or conditions of this Agreement shall not be considered a waiver of such provision, term or condition itself or of any of the other provisions, terms or conditions hereof.

         XII.3 Interpretation and Construction. This Agreement contains the entire agreement among the Members and any modification or amendment hereto must be accomplished in accordance with the provisions of Article XI and Article XII. Where the context so requires, the masculine shall include the feminine and the neuter, and the singular shall include the plural. The headings and captions in this Agreement are inserted for convenience and identification only and are in no way intended to define, limit or expand the scope and intent of this Agreement or any provision thereof. The references to Section and Article in this Agreement are to the Sections and Articles of this Agreement.

         XII.4 Arbitration. The parties hereto agree that any dispute between them other than an action or proceeding for injunctive or other equitable relief, shall be resolved by binding arbitration. Such arbitration shall be conducted by the American Arbitration Association in accordance with its then existing commercial rules applicable to such disputes. Such arbitration shall be conducted in Phoenix, Arizona. The decision of such arbitrators shall be final and binding upon the parties hereto and may be enforced by a court with applicable authority.

         XII.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Arizona, exclusive of its conflict of law rules.

         XII.6 Partial Invalidity. In the event that any part or provision of this Agreement shall be determined to be invalid or unenforceable, the remaining parts and provisions of said Agreement which can be separated from the invalid or unenforceable provision and shall continue in full force and effect.

         XII.7 Binding on Successors. The terms, conditions and provisions of this Agreement shall inure to the benefit of, and be binding upon the parties hereto and their respective heirs, successors, distributees, legal representatives, and assigns. However, none of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Company.

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

         XII.8    Notices and Delivery.

                  (a) To Members. Any notice to be given hereunder at any time to any Member or any document reports or returns required by this Agreement to be delivered to any Member, may be delivered personally or mailed to such Member, postage prepaid, addressed to him or her at such times as (s)he shall by notice to the Company have designated as his or her address for the mailing of all notices hereunder or, in the absence of such notice, to the address set forth in Article IV hereof. Any notice, or any document, report or return so delivered or mailed shall be deemed to have been given or delivered to such Member at the time it is mailed, as the case may be.

                  (b) To the Company. Any notice to be given to the Company hereunder shall be delivered personally or mailed to the Company, by certified mail, postage prepaid, addressed to the Company at its registered office. Any notice so delivered or mailed shall be deemed to have been given to the Company at the time it is delivered or mailed, as the case may be.

         XII.9 Counterpart Execution; Facsimile Execution. This Agreement may be executed in any number of counterparts with the same effect as if all of the Members had signed the same document. Such executions may be transmitted to the Company and/or the other Members by facsimile and such facsimile execution shall have the full force and effect of an original signature. All fully executed counterparts, whether original executions or facsimile executions or a combination, shall be construed together and constitute one and the same agreement.

         XII.10 Statutory Provisions. Any statutory reference in this Agreement shall include a reference to any successor to such statute and/or revision thereof.

         XII.11 Waiver of Partition. Each party does hereby waive any right to partition or the right to take any other action which might otherwise be available to such party for the purpose of severing its relationship with the Company or such party's interest in the Equipment held by the Company from the interests of other Members until the end of the term of both this Company and any successor company formed pursuant to the terms hereof.

         XII.12 Change In Law. If due to any new law, rule or regulation, or due to an interpretation or enforcement of any existing law, rule or regulation, health care counsel reasonably selected by AHH Management determines in writing that it is reasonably likely that the relationships established between any of the parties to this Agreement including any of their Affiliates and/or successors or assigns will not comply with any law, rule, regulation or interpretation thereof ("Applicable Law"), then the parties hereto hereby agree first, to negotiate in good faith to restructure the relationships established under this Agreement so as to bring them into compliance with such applicable laws while at the same time preserving the material benefits of each of the parties hereto. In the event that a specific proposal for the restructuring of this Agreement is approved by AHH Management and a Majority Vote of Investor Members, such restructured agreement shall become binding upon all Members of the Company. Second, in the event that within forty-five (45) days following the Company's receipt of legal advice in writing from such health care counsel regarding Applicable Law the parties hereto are unable to negotiate an acceptable restructuring of their relationship, then AHH Management shall have the option, within the following forty-five (45) day period, to purchase the Membership Interests of some or all of the Investor Members whose ownership is involved with such noncompliance with Applicable Law for a purchase price equal to the greater of: (a) the Formula Purchase Price or (b) the amount of the Capital Contribution made by each Member to the Company together with interest thereon computed at the Prime Rate as of the date of this Agreement from the date of such contribution through the date upon which AHH Management pays all amounts due under the terms of this Section 12.11. Such purchase price shall be paid in accordance with the Payment Method. Third, in the event that AHH Management does not exercise its option to purchase Membership Interests of a Member whose ownership causes the Company not to be in compliance with Applicable Law, such Members may elect in writing within the following forty-five (45) day period, to require that the Company be dissolved, in which event the Company shall be dissolved in accordance with the terms of this Agreement.

         XII.13 Investment Representations of the Members.

                  (a) Each Member or individual executing this Agreement on behalf of an entity which is a Member hereby represents and warrants to the Company and to the Members that such Member has acquired such Member's Membership Interest in the Company for investment solely for such Company's own account with the intention of holding such
         Membership Interest for investment, without any intention of participating directly or indirectly in any distribution of any portion of such Membership Interest, including an Economic Interest, and without the financial participation of any other Person in acquiring such Membership Interest in the Company.

                  (b) Each Member or individual executing this Agreement on behalf of an entity which is a Member hereby acknowledges that such Member is aware that such Member's Membership Interest in the Company has not been registered (i) under the Securities Act of 1933, as amended (the "Federal Act"), (ii) under the Uniform Securities Act of the State of Arizona, as amended (the "Uniform Securities Act") in reliance upon an exemption contained in the Uniform Securities Act, or
         (iii) under any other State securities laws. Each Member or individual executing this Agreement on behalf of an entity which is a Member further understands and acknowledges that his representations and warranties contained in this Section are being relied upon by the Company and by the Members as the basis for the exemption of the Members' Membership Interest in the Company from the registration requirements of the Federal Act and from the registration requirements of the Uniform Securities Act and all other State securities laws. Each Member or individual executing this Agreement on behalf of an entity which is a Member further acknowledges that the Company will not and has no obligation to recognize any sale, transfer, or assignment of all or any part of such Member's Membership Interest, including an Economic Interest in the Company to any Person unless and until the provisions of this Agreement hereof have been fully satisfied.

                  (c) Each Member or individual executing this Agreement on behalf of an entity which is a Member hereby acknowledges that prior to his execution of this Agreement, such Member received a copy of this Agreement and that such Member has examined this Agreement or caused

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

         this Agreement to be examined by such Member's representative or attorney. Each Member or individual executing this Agreement on behalf of an entity which is a Member hereby further acknowledges that such Member or such Member's representative or attorney is familiar with this Agreement and with the Company's business plans. Each Member or individual executing this Agreement on behalf of an entity which is a Member acknowledges that such Member or such Member's representative or attorney has made such inquiries and requested, received, and reviewed any additional documents necessary for such Member to make an informed investment decision and that such Member does not desire any further information or data relating to the Company or to the Members. Each Member or individual executing this Agreement on behalf of an entity which is a Member hereby acknowledges that such Member understands that the purchase of such Member's Membership Interest in the Company is a speculative investment involving a high degree of risk and hereby represents that such Member has a net worth sufficient to bear the economic risk of such Member's investment in the Company and to justify such Member's investing in a highly speculative venture of this type.

         XII.14 Decisions by Investor Manager. Each of the Investor Members hereby authorize the Investor Manager to make the decisions to be made by the Investor Manager hereunder and hereby release and hold harmless the Investor Manager from any and all claims, liabilities, losses or damages which any of them may have now or in the future resulting from any decision made by the Investor Manager hereunder unless due to the gross negligence or willful misconduct of the Investor Manager.

         XII.15 Ownership of Shares of MedCath. Each Investor Member agrees that either he shall not refer patients to the Hospital or that he shall not acquire, nor continue to own any of the common shares of MedCath to the extent that in the reasonable opinion of health care counsel of MedCath, that such ownership, together with referrals of patients to the Hospital, by such Investor Member, would cause or constitute a violation of any federal or state law, rule or regulation.

         XII.16 Consents or Approvals. Whenever this Agreement requires that the consent or approval of any Manager or Member be given or obtained, then unless specifically provided otherwise herein, the decision to give or withhold such approval or consent shall be made reasonably and without unreasonable delay.

         XII.17 Subscriptions by Entities. In the event an Investor Member is an Entity which was formed by individuals for the purpose of becoming an Investor Member of the Company, the agreements relating to the ownership of such Entity and amendments thereto shall be subject to the reasonable approval of AHH Management.

                                 EXECUTION PAGE
                                       OF
                               OPERATING AGREEMENT


         IN WITNESS WHEREOF, the parties hereto have hereunto set their respective hands and seals as of the day and year first above written.


                                                     AHH MANAGEMENT, INC.:


                                                 By:  /s/ Stephen R. Puckett
                                                     --------------------------
                                                          Stephen R. Puckett,
                                                          Vice President

                                   SCHEDULE B
                                     TO THE
                               OPERATING AGREEMENT
                                       OF
                           ARIZONA HEART HOSPITAL, LLC
                      an Arizona limited liability company


                             REGULATORY ALLOCATIONS


         This Schedule contains special rules for the allocation of items of Company income, gain, loss and deduction that override the basic allocations of Profits and Losses in the Agreement to the extent necessary to cause the overall allocations of items of Company income, gain, loss and deduction to have substantial economic effect pursuant to Regulations Section 1.704-1(b) and shall be interpreted in light of that purpose. Subsection (a) below contains special technical definitions. Subsections (b) through (h) contain the Regulatory
Allocations themselves. Subsections (i), (j) and (k) are special rules applicable in applying the Regulatory Allocations.

         (a) Definitions Applicable to Regulatory Allocations. For purposes of the Agreement, the following terms shall have the meanings indicated:

                  (i) "Company Minimum Gain" has the meaning of "partnership minimum gain" set forth in Regulations
                           Section 1.704-2(d), and is generally the aggregate gain the Company would realize if it disposed of its property subject to Nonrecourse Liabilities in full satisfaction of each such liability, with such other modifications as provided in Regulations Section 1.704-2(d). In the case of Nonrecourse Liabilities for which the creditor's recourse is not limited to particular assets of the Company, until such time as there is regulatory guidance on the determination of minimum gain with respect to such liabilities, all such liabilities of the Company shall be treated as a single liability and allocated to the Company's assets using any reasonable basis selected by AHH Management.

                  (ii) "Member Nonrecourse Deductions" shall mean losses, deductions or Code Section 705(a)(2)(B) expenditures attributable to Member Nonrecourse Debt under the general principles applicable to "partner nonrecourse deductions" set forth in Regulations Section 1.704-2(i)(2).

                  (iii) "Member Nonrecourse Debt" means any Company liability with respect to which one or more but not all of the Members or related Persons to one or more but not all of the Members bears the economic risk of loss within the meaning of Regulations Section 1.752-2 as a guarantor, lender or otherwise.

                  (iv) "Member Nonrecourse Debt Minimum Gain" shall mean the minimum gain attributable to Member Nonrecourse Debt as determined pursuant to Regulations Section 1.704-2(i)(3). In the case of Member Nonrecourse Debt for which the creditor's recourse against the Company is not limited to particular assets of the Company, until such time as there is regulatory guidance on the determination of minimum gain with respect to such liabilities, all such liabilities of the Company shall be treated as a single liability and allocated to the Company's assets using any reasonable basis selected by AHH Management.

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

                  (v) "Nonrecourse Deductions" shall mean losses, deductions, or Code Section 705(a)(2)(B)
                           expenditures   attributable  to  Nonrecourse
                           Liabilities (see Regulations Section 1.704-2(b)(1)). The amount of Nonrecourse Deductions for a Fiscal Year shall be determined pursuant to Regulations
                           Section 1.704-2(c), and shall generally equal the net increase, if any, in the amount of Company Minimum Gain for that taxable year, determined generally according to the provisions of Regulations
                           Section 1.704-2(d), reduced (but not below zero) by the aggregate distributions during the year of proceeds of Nonrecourse Liabilities that are allocable to an increase in Company Minimum Gain, with such other modifications as provided in Regulations Section 1.704-2(c).

                  (vi) "Nonrecourse Liability" means any Company liability (or portion thereof) for which no Member bears the economic risk of loss under Regulations Section 1.752-2.

                  (vii)    "Regulatory  Allocations"  shall mean  allocations of
                           Nonrecourse Deductions provided in Paragraph (b) below, allocations of Member Nonrecourse Deductions provided in Paragraph (c) below, the minimum gain chargeback provided in Paragraph (d) below, the member nonrecourse debt minimum gain chargeback provided in Paragraph (e) below, the qualified income offset provided in Paragraph (f) below, the gross income allocation provided in Paragraph (g) below, and the curative allocations provided in Paragraph
                           (h) below.

         (b) Nonrecourse Deductions. All Nonrecourse Deductions for any Fiscal Year shall be allocated to the Members in accordance with their percentage Membership Interests.

         (c) Member Nonrecourse Deductions. All Member Nonrecourse Deductions for any Fiscal Year shall be allocated to the Member who bears the economic risk of loss under Regulations Section 1.752-2 with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable.

         (d) Minimum Gain Chargeback. If there is a net decrease in Company Minimum Gain for a Fiscal Year, each Member shall be allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Member's share of such net decrease in Company Minimum Gain, determined in accordance with Regulations Section 1.704-2(g)(2) and the definition of Company Minimum Gain set forth above. This provision is intended to comply with the minimum gain chargeback requirement in Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.


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

         (e) Member Nonrecourse Debt Minimum Gain Chargeback. If there is a net decrease in Member Nonrecourse Debt Minimum Gain attributable to a Member Nonrecourse Debt for any Fiscal Year, each Member who has a share of the Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt as of the beginning of the Fiscal Year, determined in accordance with Regulations
Section 1.704-2(i)(5), shall be allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Member's share of the net decrease in Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Regulations Sections 1.704-2(i)(4) and (5) and the definition of Member Nonrecourse Debt Minimum Gain set forth above. This Paragraph is intended to comply with the member nonrecourse debt minimum gain chargeback requirement in Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

         (f) Qualified Income Offset. In the event any Member unexpectedly receives any adjustments, allocations, or distributions described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5), or (6), items of Company income and gain (consisting of a pro rata portion of each item of Company income, including gross income, and gain for such year) shall be allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Regulations, any deficit in such Member's Adjusted Capital Account created by such adjustments, allocations or distributions as quickly as possible.

         (g) Gross Income Allocation. In the event any Member has a deficit in its Adjusted Capital Account at the end of any Fiscal Year, each such Member shall be allocated items of Company gross income and gain, in the amount of such Adjusted Capital Account deficit, as quickly as possible.

         (h)  Curative  Allocations.  When  allocating  Profits and Losses under
Article VI, such allocations shall be made so as to offset any prior allocations of gross income under Paragraph (g) above to the greatest extent possible so that overall allocations of Profits and Losses shall be made as if no such allocations of gross income occurred.

         (i) Ordering. The allocations in this Schedule to the extent they apply shall be made before the allocations of Profits and Losses under Article VI and in the order in which they appear above.

         (j) Waiver of Minimum Gain Chargeback Provisions. If AHH Management determines that (i) either of the two minimum gain chargeback provisions contained in this Schedule would cause a distortion in the economic arrangement among the Members, (ii) it is not expected that the Company will have sufficient other items of income and gain to correct that distortion, and (iii) the Members have made Capital Contributions or received net income allocations that have restored any previous Nonrecourse Deductions or Member Nonrecourse Deductions, then AHH Management shall have the authority, but not the obligation, after giving notice to the Members, to request on behalf of the Company the Internal Revenue Service to waive the minimum gain chargeback or member nonrecourse debt minimum gain chargeback requirements pursuant to Regulations Sections 1.704-2(f)(4) and 1.704-2(i)(4). The Company shall pay the expenses (including attorneys' fees) incurred to apply for the waiver. AHH Management shall promptly copy all Members on all correspondence to and from the Internal Revenue Service concerning the requested waiver.

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

         (k) Code Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Code
Section 743(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such gain or loss shall be specially allocated to the Members in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Regulations.

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